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                                                                      EXHIBIT 10

[John Hancock Mutual Life
 Insurance Company Letterhead]

                                April 16, 1997


John Hancock Variable Series Trust I
John Hancock Place
P.O. Box 111
Boston, MA 02117


Trustees:

     This opinion is given in connection with the filing by John Hancock Variable Series Trust I, a Massachusetts business trust, (the "Fund") of its Post-Effective Amendment No. 15 to its Registration Statement on Form N-1A (File No. 33-2081; the "Registration Statement") under the Securities Act of 1933 and the Investment Company Act of 1940, relating to an indefinite amount of its shares of beneficial interest, which includes eighteen separate series (i.e., the Growth & Income, Large Cap Growth, Managed, Sovereign Bond, Money Market, Real Estate Equity, International Equities, Short-Term U.S. Government, Special Opportunities, Small Cap Growth, Small Cap Value, Mid Cap Growth, Mid Cap Value, International Balanced, International Opportunities, Large Cap Value, Strategic Bond, and Equity Index Portfolios). The Fund's shares of beneficial interest, including the eighteen series of shares, are hereinafter referred to as the "shares".

     I have examined the Fund's Declaration of Trust, its By-Laws, the Registration Statement of its predecessor as originally filed on December 11, 1985, subsequent post-effective amendments and this Post-Effective Amendment No. 14, and such other records, certificates, documents and statutes that I have deemed relevant in order to render the opinion expressed herein.

     Based on such examination, I am of the opinion that:

     1. The Fund is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

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     2.  The shares offered for sale by the Fund, when issued in the manner contemplated by this Post-Effective Amendment to its Registration Statement, will be legally issued, fully-paid and non-assessable.


     I consent to the use of this opinion as Exhibit 10 to the Post-Effective Amendment to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference into the Prospectus comprising a part of the Registration Statement.

                                      Very truly yours,

                                  /s/ RONALD J. BOCAGE

                                      Ronald J. Bocage
                                      Vice President and Counsel